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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-51270) of Salix Pharmaceuticals, Ltd. for the registration of 2,644,200 shares of its common stock of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in its Annual Report
(Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Raleigh, North Carolina
December 19, 2001